Exhibit 99.1

VERSES AI INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 and 2024

(Expressed in United States dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Verses AI, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verses AI, Inc. and subsidiaries (the Company) as of March 31, 2025 and 2024 and the related consolidated statements of operations, comprehensive loss, shareholders’ deficiency, and cash flows for each of the two years in the period ended March 31, 2025 and the related notes (collectively referred to as the ” consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring net losses, a large accumulated deficit, and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe our audits provide a reasonable basis for our opinion.

2

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated, or required to be communicated, to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

Due to the recurring net losses and negative cash flows from operations for the year, the Company evaluated the need for a going concern as listed in Note 1.

Auditing management’s evaluation of a going concern can be a significant judgement given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/M&K CPAS, PLLC

We have served as the Company’s auditor since 2024

The Woodlands, Texas

June 30, 2025

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VERSES AI INC.

Consolidated Balance Sheets

(Expressed in United States dollars)

As of March 31,	Notes	2025	2024
ASSETS
CURRENT
Cash and restricted cash	3	$4,816,906	$892,727
Accounts receivable		-	100,000
Deferred financing costs		118,546	80,993
Unbilled revenue	4, 5	-	1,252,076
Work in progress		6,654	-
Tax receivable		604,912	374,964
Prepaid expenses	14	636,064	794,351
		6,183,082	3,495,111
Due from related parties	9, 17	68,080	64,936
Equipment	7, 15	125,413	267,259
TOTAL ASSETS		$6,376,575	$3,827,306
LIABILITIES
CURRENT
Accounts payable	9	$2,036,916	$2,782,502
Accrued liabilities		41,736	82,500
Deferred grant	3	67,732	-
Deferred revenue		100,000	-
Promissory notes	16	-	2,000,000
Provision for legal claim	22	8,948,085	9,921,298
Restricted share unit liability	8	3,911,823	576,214
		15,106,292	15,362,514
Loans payable	7	139,039	140,904
TOTAL LIABILITIES		15,245,331	15,503,418
SHAREHOLDERS’ DEFICIENCY
Class A Subordinate Voting Shares, without par value: unlimited authorized; 7,825,571 and 3,205,319 issued and outstanding, respectively	11	105,477,150	62,472,187
Class B Proportionate Voting Shares, without par value: unlimited authorized; Nil and 370,370 issued and outstanding, respectively	11	-	-
Additional paid-in capital	8, 9, 12	15,891,737	13,342,560
Accumulated other comprehensive loss		(675,018)	(920,958)
Deficit		(129,562,625)	(86,569,901)
TOTAL SHAREHOLDERS’ DEFICIENCY		(8,868,756)	(11,676,112)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY		$6,376,575	$3,827,306

The accompanying notes are an integral part of these consolidated financial statements.

4

VERSES AI INC.

Consolidated Statements of Operations

For the years ended March 31,

(Expressed in United States dollars)

	2025		2024
REVENUE		$155,000	$1,966,731
COST OF REVENUE		(631,691)	(1,699,170)
NET REVENUE		(476,691)	267,561

Operating expenses:
Selling, general and administrative expenses		(41,301,237)	(40,407,718)

OPERATING INCOME (EXPENSE)		(41,777,928)	(40,140,157)

Other income/(expense), net		(1,214,796)	(11,950,989)

LOSS BEFORE INCOME TAXES		(42,992,724)	(52,091,146)

Income Taxes		-	(2,513)

NET LOSS		(42,992,724)	(52,093,659)
Loss Per Class A Subordinate Voting Shares - Basic and Diluted		$(5.49)	$(9.44)
Loss Per Class B Proportionate Voting Shares - Basic and Diluted	$	Nil	$(22.50)
Class A Subordinate Voting Shares Shares used in computing earnings per share - Basic and Diluted		7,825,570	3,205,324
Class B Proportionate Voting Shares Shares used in computing earnings per share - Basic and Diluted		-	370,370

The accompanying notes are an integral part of these consolidated financial statements.

5

VERSES AI INC.

Consolidated Statements of Comprehensive Loss

For the years ended March 31,

(Expressed in United States dollars)

	2025	2024
Net Loss	(42,992,724)	(52,093,659)

Change in foreign currency translation	245,940	(284,431)

NET COMPREHENSIVE LOSS	$(42,746,784)	$(52,378,090)

The accompanying notes are an integral part of these consolidated financial statements.

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VERSES AI INC.

Consolidated Statements of Shareholders’ Deficiency

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

	Number of Class B Proportionate Voting Shares	Number of Class A Subordinate Voting Shares	Share Capital	Additional paid-in capital	Obligation to Issue Shares	Accumulated Other Comprehensive Loss	Deficit	Total Shareholders’ Deficiency
Balance, March 31, 2023	370,370	2,066,887	$30,264,179	$5,606,507	$83,456	$(636,527)	$(34,476,242)	$841,373
Exercise of options and warrants	-	516,635	11,042,575	(1,119,662)	(83,456)	-	-	9,839,457
Issuance of Units for cash (net)	-	182,520	5,898,785	697,807	-	-	-	6,596,592
Conversion of convertible debentures (net)	-	161,950	5,601,372	-	-	-	-	5,601,372
Shares issued for services	-	1,852	61,049	-	-	-	-	61,049
Stock options granted	-	-	-	6,934,678	-	-	-	6,934,678
Modification of finders’ warrants	-	-	-	440,604	-	-	-	440,604
Special warrants converted to shares (net)	-	243,068	8,380,426	782,626	-	-	-	9,163,052
Issuance of shares for settlement	-	7,407	198,801	-	-	-	-	198,801
SAFE conversion to shares	-	25,000	1,025,000	-	-	-	-	1,025,000
Foreign exchange difference	-	-	-	-	-	(284,431)	-	(284,431)
Net loss	-	-	-	-	-	-	(52,093,659)	(52,093,659)
Balance, March 31, 2024	370,370	3,205,319	$62,472,187	$13,342,560	$-	$(920,958)	$(86,569,901)	$(11,676,112)
Exercise of options and warrants	-	174,246	4,039,332	(1,075,242)	-	-	-	2,964,090
Stock options granted	-	-	-	2,221,908	-	-	-	2,221,908
Conversion of Class B Proportionate Voting shares into Class A Subordinate Voting shares	(370,370)	2,314,815	-	-	-	-	-	-
Shares issued for services	-	1,852	49,714	-	-	-	-	49,714
Special warrants converted to shares (net)	-	503,704	7,886,149	239,684	-	-	-	8,125,833
Issuance of Units for cash (net)	-	1,013,413	17,791,738	1,162,827	-	-	-	18,954,565
Conversion of convertible debentures (net)	-	510,370	11,126,864	-	-	-	-	11,126,864
RSU settlement	-	101,852	2,111,166	-	-	-	-	2,111,166
Net loss	-	-	-	-	-	245,940	(42,992,724)	(42,746,784)
Balance, March 31, 2025	-	7,825,571	$105,477,150	$15,891,737	$-	$(675,018)	$(129,562,625)	$(8,868,756)

The accompanying notes are an integral part of these consolidated financial statements.

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VERSES AI INC.

Consolidated Statements of Cash Flows

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

For the year ended	2025	2024
Cash provided by (used in):
OPERATING ACTIVITIES
Net loss	$(42,992,724)	$(52,093,659)
Adjustments to reconcile net losses to net cash used in operating activities:
Depreciation	172,425	261,747
Interest due from related parties loan	(3,144)	-
Provision for legal claim	(848,213)	9,921,298
Provision for contract settlement	1,252,076	-
Provision for losses on related party transactions	479,808	1,872,334
Accretion expense	-	203,918
Interest expense	1,953,499	348,441
Issuance of advisory Units and warrants for services	49,714	61,049
Share based payments	7,679,205	7,850,119

Changes in operating assets and liabilities:
Accounts receivable	100,000	(65,000)
Contract assets and unbilled revenue	(6,654)	98,359
Tax receivable	(229,948)	(170,149)
Prepaid expenses	158,287	648,326
Deferred financing costs	(37,553)	(80,993)
Legal claim payments	(125,000)	-
Accounts payable and accrued liabilities	(792,865)	1,615,703
Deferred revenue	100,000	(65,000)
Net cash used in operating activities	(33,091,087)	(29,593,507)
INVESTING ACTIVITIES
Due from related parties	(479,808)	(1,070,582)
Investment in equipment	(30,579)	(185,155)
Net cash used in investing activities	(510,387)	(1,255,737)
FINANCING ACTIVITIES
Deferred grant	67,732	-
Repayments of loans	(2,007,106)	(7,752)
Proceeds from issuance of promissory notes	-	2,000,000
Proceeds from issuance of equity instruments	2,951,695	9,839,457
Proceeds from issuance of Units	29,272,271	17,518,269
Private placement issuance costs	(2,179,478)	(1,697,576)
Proceeds from issuance of convertible debentures	10,000,000	-
Convertible debentures issuance costs	(446,682)	-
Lease payments	-	(113,978)
Net cash provided by financing activities	37,658,432	27,538,420
Foreign exchange effect on cash	(132,779)	(193,730)
Net change in cash during the year	3,924,179	(3,504,554)
Cash, beginning of the year	892,727	4,397,281
Cash, end of the year	$4,816,906	$892,727

Supplemental cash flow information (Note 19).

The accompanying notes are an integral part of these consolidated financial statements.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

1.	NATURE OF BUSINESS AND GOING CONCERN

Chromos Capital Corp. was incorporated under the Business Corporations Act (British Columbia) on November 19, 2020. On June 17, 2021, Chromos Capital Corp. changed its name to Verses Technologies Inc. On March 31, 2023, Verses Technologies Inc. changed its name to Verses AI Inc. (“VAI”, “VERSES” or the “Company”).

VERSES is a cognitive computing company specializing in next generation intelligence software systems. We are primarily focused on developing an intelligence-as-a-service smart software platform, Genius. Our business is based on the vision of the “Spatial Web” – an open, hyper-connected, context-aware, governance-based network of humans, machines and intelligent agents. Our ambition is to build tools that enable the Spatial Web and to become a leader in the transition from the information age to the intelligence age.

On June 28, 2022, the Subordinate Class A shares of the Company were listed and started trading on the NEO Exchange in Canada (“NEO”) (“Listing”) under the symbol “VERS”.

On October 4, 2022, the Company announced that the Company’s Class A shares have commenced trading on the OTCQX® Best Market, an over-the-counter public market in the United States, under the ticker symbol “VRSSF”. VERSES will continue to trade on the NEO Exchange in Canada, as its primary listing.

On July 20, 2023, the Company was downgraded from the OTCQX and started trading on OTCQB® Venture Market under the same ticker symbol “VRSSF”.

The Company’s head office and registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3, Canada.

For the year ended March 31, 2025, the Company incurred a net loss of $42,992,724 (2024 - $52,093,659) which was primarily funded by the issuance of Units, convertible debenture, special warrants, and exercises of options and warrants. As of March 31, 2025, the Company has an accumulated deficit of $129,562,625 (2024 - $86,569,901). The Company’s ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs and working capital deficit.

The ability of the Company to raise additional sufficient capital to carry operations are conditional, in part, on the progress of its technology development and continued investor support. The material uncertainty of these items and conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to raise additional capital to continue as a going concern. In such circumstances, the Company would be required to realize its assets and discharge its liabilities outside of the normal course of business, and the amounts realized could differ materially from those reflected in these consolidated financial statements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of presentation

The consolidated financial statements include the accounts of VERSES AI Inc. and its wholly owned subsidiaries (“Subsidiaries”) (collectively “VERSES” or the “Company”) have been prepared in accordance with U.S generally accepted accounting principles (“GAAP”) as defined by the Financial Accounting Standards Board (FASB).

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

b)	Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned Subsidiaries. The results of the Subsidiaries will continue to be included in the consolidated financial statements of the Company until the date that the Company’s control over the Subsidiaries ceases. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All intercompany transactions are eliminated on these consolidated financial statements.

Details of the Company’s Subsidiaries at March 31, 2025 and March 31, 2024 are as follows:

Name	Place of Incorporation	March 31, 2025 Interest	March 31, 2024 Interest
Verses Technologies USA, Inc. (formerly Verses Labs Inc.) (“VTU”)	Wyoming, USA	100%	100%
Verses Operations Canada Inc. (“VOC”)	British Columbia, CA	100%	100%
Verses Logistics Inc. (“VLOG”)	Wyoming, USA	100%	100%
Verses Realities Inc. (“VRI”)	Wyoming, USA	100%	100%
Verses Inc. (“VINC”)	Wyoming, USA	100%	100%
Verses Health Inc. (“VHE”)	Wyoming, USA	100%	100%
Verses Global BV (“VBV”)	Netherlands	100%	100%
Verses Solutions Inc (“VSI”)	Wyoming, USA	100%	Nil

c)	Significant accounting estimates and judgments

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. These consolidated financial statements include estimates that, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions, and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual outcomes could differ from these estimates.

Significant assumptions about the future that management has made and other sources of estimation uncertainty at the reporting date, which could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to the following:

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

c)	Significant accounting estimates and judgments (continued)

Critical accounting estimates

●	Equipment – The Company reviews its estimate of the useful lives of depreciable assets at each reporting date, based on the expected remaining uselful life of the assets. Uncertainties in these estimates relate to technical obsolescence that may change the utilization of equipment.

●	Recoverability of accounts receivable, contracts assets, and unbilled revenues, and allowance for credit loss – The Company provides an allowance for expected credit losses based on an assessment of the recoverability of accounts receivable. Allowances are applied to accounts receivable at initial recognition based on the probability of default. Management analyzes its debts, customer concentrations, customer creditworthiness, current economic trends, and changes in customer payment terms when making a judgment to evaluate the adequacy of the allowance for expected credit losses. Where the expectation is different from the original estimate, such difference will impact the carrying value of accounts receivable.

●	Functional currency – The determination of the functional currency of each entity within the Company requires management judgment in determining the currency that mainly influences the sale price of services and costs of providing services.

●	Revenue recognition – When the Company enters into an agreement for software development which is longer in nature (longer than 1 year), the Company records a contract asset which is representative of receivables from the agreements not yet billed to the customer. Significant judgment is made to determine the performance obligations and whether each performance obligation is satisfied at a point in time or over the term of the contracts.

●	Going concern – The assessment of the Company’s ability to continue as a going concern. The determination that the Company will be able to continue as a going concern is subject to critical judgments of management with respect to assumptions surrounding the short and long-term operating budget and financing activities. Should these judgments prove to be inaccurate, management’s continued use of the going concern assumption may be inappropriate.

d)	Cash and cash equivalents

Cash include cash on hand, demand deposits with financial institutions, and other short-term, highly liquid investments that are readily convertible to known amounts of cash and subject to an insignificant risk of change in value.

e)	Foreign currency translation

The accompanying consolidated financial statements are presented in United States dollars (“$”), unless otherwise indicated.

The functional currency is the currency of the primary economic environment in which an entity operates and may differ from the currency in which the entity enters transactions. The functional currency of VAI and VOC is the Canadian dollar (“CAD”) (“CAD$”). The functional currency of VTU, VLOG, VRI, VINC, VHE, and VSOL is the United States dollar (“USD”) (“$”). The functional currency of VBV is the Euro (“€”).

Transactions in currencies other than the functional currency are translated to the functional currency at exchange rates prevailing on the dates of the transactions. Monetary assets and liabilities that are denominated in currencies other than the functional currency are translated to the functional currency using the exchange rate prevailing on the date of the consolidated statement of financial position, while non-monetary assets and liabilities are translated at historical rates.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e)	Foreign currency translation (continued)

Exchange gains and losses arising from the translation of foreign currency-denominated transactions or balances are recorded as a component of profit or loss in the period in which they occur.

The results of operations and financial position of each subsidiary where the functional currency is different from the presentation currency are translated as follows: assets and liabilities for each consolidated statement of financial position presented are translated at the closing rate at the date of that consolidated statement of financial position, expenses are translated at the average exchange rate each month, all resulting exchange differences are recognized in accumulated other comprehensive income (loss).

f)	Income taxes

Income tax on the profit or loss for the periods presented comprises current and deferred tax. Income tax is recognized in profit or loss, except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax expense is the expected tax payable on the taxable income for the year, calculated using tax rates enacted at year-end, adjusted for amendments to tax payable with regard to previous years.

Deferred tax is determined using the liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amounts of assets and liabilities, using tax rates enacted or substantively enacted at the financial position reporting date applicable to the period of expected realization or settlement.

Deferred tax asset is recognized only to the extent that it is more likely than not that future taxable profits will be available against which the asset can be utilized. Where appropriate, the Company records a valuation allowance with respect to a future tax benefit.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates except, in the case of subsidiaries, where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

g)	Share capital

Equity instruments are contracts that give a residual interest in the net assets of the Company. Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial asset or financial liability. The Company’s Subordinate Voting Shares and share purchase warrants are classified as equity instruments. Incremental costs directly attributable to the issue of new shares or warrants are shown in equity as a deduction, net of tax, from the proceeds.

Proceeds from the exercise of warrants are recorded as share capital in the amount for which the warrant enabled the holder to purchase a share in the Company. Any previously recorded share-based payment included in the additional paid-in capital account is transferred to share capital upon the exercise of warrants. Share capital issued for non-monetary consideration is valued at the closing CBOE Canada (Canadian stock exchange) market price at the date of issuance. The proceeds from the issuance of Units are allocated between Subordinate Voting Shares and warrants using the relative fair value method. Under this approach, the total proceeds are allocated to each component based on their relative fair values at the time of the financing. The fair value of the Subordinate Voting Shares and the fair value of the warrants are determined independently, and the proceeds are then proportionally allocated to share capital and warrants reserve accordingly.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

g)	Share capital (continued)

Upon expiration, any value attributed to warrants and stock options remains in the additional paid-in capital.

Amounts recorded to obligation to issue shares are from contracts that give rise to a commitment for the Company to issue shares such as subscriptions received in advance for a specific private placement and special warrants that convert into shares.

h)	Share-based payments

The Company has an omnibus equity incentive plan for stock options, restricted share Units (“RSUs”), performance share Units (“PSUs”), and deferred share Units (“DSUs”), which are described in note 8. The Company grants equity-settled share-based awards to directors, officers, employees, and consultants.

Share-based payments to employees and others providing similar services are measured at the estimated fair value of the instruments issued on the grant date and expensed over the vesting periods. The fair value of equity-settled share options granted to employees is recognized as an expense over the vesting period with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee, including directors of the Company.

Amounts recorded to additional paid-in capital represent the value of equity-based transactions other than share capital, and include stock options, warrants, and the equity component of convertible debt.

For share-based payment awards granted to employees, we estimate the fair value of stock options on the grant date using the Black-Scholes option-pricing model, applying standard assumptions for expected volatility, expected term, risk-free interest rate, and expected dividends. We use the “plain vanilla” model and compensation expense is recognized on a graded vesting basis over the vesting period of the award. The amount of expense recognized reflects the number of awards that are expected to vest. We revise our estimates of forfeitures, if necessary, in subsequent periods and recognize the cumulative effect of any changes in the current period.

The fair value of share-based payments to non-employees are based on the fair value of the goods or services received. If the Company cannot reliably estimate the fair value of the goods or services received, the Company measures their value, and the corresponding increase in equity, indirectly, by reference to the fair value of the equity instruments granted at the date the Company receives the goods or services.

i)	Loss per share

Basic loss per share is computed by dividing net loss attributable to Subordinate Voting Shares shareholders by the number of Subordinate Voting Shares outstanding during the period. Diluted earnings per share is computed similar to basic loss per share, except that the number of shares outstanding is increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive. The Company applies the treasury stock method in calculating diluted earnings per share, which assumes that outstanding stock options and warrants were exercised and that the proceeds from such exercises were used to acquire Subordinate Voting Shares at the average market price during the reporting periods. Diluted loss per share excludes all dilutive potential Subordinate Voting Shares, as their effect would be anti-dilutive.

For the year ended March 31, 2025, 2,095,224 (2024 - 878,061) warrants, 770,995 stock options (2024 - 542,454), and 685,373 (2024 - 24,075) RSUs were not included in the calculation of diluted earnings per share as their inclusion was anti-dilutive.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources, services, or obligations between related parties.

k)	Financial instruments

(i)	Impairment of financial assets at amortized cost

The Company recognizes an allowance for credit losses on financial assets carried at amortized cost. The allowance is based on management’s estimate of current expected credit losses (CECL) over the contractual term of the asset, considering historical experience, current conditions, and reasonable and supportable forecasts. The Company evaluates the allowance at each reporting date and records any necessary adjustments through earnings as a credit loss expense. Changes in expected credit losses, including both increases and reversals, are recognized in the income statement in the period in which they occur. The full lifetime expected credit loss is recorded upon initial recognition of the financial asset and reassessed regularly based on changes in credit risk and economic outlook.

(ii)	Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are recognized in profit or loss.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire.

The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different. In this case, a new financial liability based on the modified terms is recognized at fair value.

l)	Government assistance

Government assistance consists of grants received under the Horizon Europe program, administered under the authority of the European Commission.

In accordance with U.S. GAAP, the Company accounts for government grants by analogy to ASC 958-605 (Not-for-Profit Entities – Revenue Recognition), as there is no specific guidance for business entities. Under this approach, government assistance is recognized when the related conditions have been substantially met and receipt of the funds is reasonably assured.

The grant is intended to compensate for specific operating expenses, the assistance is recognized as other income on a systematic basis in the same period in which the related expenses are incurred.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

m)	Research and development

The Company incurs costs on activities that relate to research and development of new and existing products. The Company expenses all research and development costs as incurred. Development costs of the Company’s products are subject to capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers.

n)	Revenue recognition

The Company’s revenue is primarily derived from licensing its applications to customers, providing customization to its core software and performing ongoing maintenance and consulting services.

The Company recognizes revenue in accordance with ASC 606, “Revenue From Contracts With Customers,” which follows a five-step model to assess each contract of a contract with a customer: (i) identify the legally binding contract, (ii) identify the performance obligations, (iii) determine the transaction price, (iv) allocate the transaction price, and (v) determine whether revenue will be recognized at a point in time or over time. Revenue is recognized when a performance obligation is satisfied and the customer obtains control of promised goods and services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods and services.

The Company’s performance obligations are satisfied over time or at a point in time depending on the transfer of control to the customer.

Software arrangements

Revenue from software arrangements that provide the Company’s customers with the right to use the software without any significant development or integration work is recognized at the time of delivery. Revenue from fixed-price software arrangements and software customization contracts that require significant production, modification, or customization of software is recognized over time using the cost input method as the services are rendered from time and materials contracts. If cost input method is not used, the Company recognizes the module customization revenue upon final installation of the modules and acceptance by the customers.

Revenue from Software as a service (“SaaS”) arrangements provide the Company’s customers with the right to access a cloud-based environment that the Company provides and manages and the right to receive support and to use the software; however, the customer does not have the right to take possession of the software. Revenue from SaaS arrangements are generally recognized ratably over the contract term, using the time elapsed output method, commencing on the date an executed contract exists and the customer has the right-to-use and access to the software. Substantially, all of the Company’s subscription service arrangements are non-cancellable and do not contain refund-type provisions.

Contract balances

The timing of revenue recognition, billing, and cash collections results in accounts receivable, contract assets, unbilled revenue, and deferred revenue on the consolidated statement of financial position.

Unbilled revenues are recognized when revenue is recognized in excess of billings or when the Company has a right to consideration and that right is conditional to something other than the passage of time. Contract assets are subsequently transferred to accounts receivable when the right to payment becomes unconditional.

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Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

o)	Deferred revenue

Deferred revenue is recognized when payments received from customers are in excess of revenue recognized. Deferred revenue is subsequently recognized in revenue when the Company satisfies its performance obligations. Contract assets and deferred revenue are reported in a net position on a contract-by-contract basis at the end of each reporting period.

p)	Cost of revenue

Cost of revenue includes expenses incurred for development of applications and consists of labour costs of technical staff, other direct costs, and hosting services, but excludes depreciation costs.

q)	Impairment of long-lived assets

The Company periodically assesses potential impairments of its long-lived assets in accordance with the provisions of ASC 360, Accounting for the Impairment or Disposal of Long-lived Assets.

An impairment review is performed whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable.

The Company groups its assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. The Company has determined that the lowest level for which identifiable cash flows are available is the operating segment level.

Factors considered by the Company include, but are not limited to, significant underperformance relative to historical or projected operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss. An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair value if available, or discounted cash flows, if fair value is not available.

The Company assessed potential impairments of its long-lived assets as of March 31, 2025 and concluded that there was no impairment to be recorded during the year ended March 31, 2025.

r)	Equipment

Equipment is measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

Any gain or loss on disposal of an item of equipment is recognized in profit or loss.

Depreciation is calculated to write off the cost of items of equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognized in profit or loss. The estimated useful lives of equipment is three years. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term.

Depreciation methods, useful lives, and residual values are reviewed at each reporting date and adjusted if appropriate.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

3.	DEFERRED GRANT

The Company’s subsidiary, VBV, entered into a grant agreement (alongside other beneficiaries) with the Horizon Europe, which is delegated under the European Commission, to provide technical expertise on artificial intelligence.

Under the grant agreement, VBV received $226,877 (€209,056) on July 24, 2024, upon the execution of the agreement. The funds under this agreement are to reimburse the Company for amounts spent on the project. The Company is required to submit their costs incurred related to the project and only approved expenses under the project are reimbursed.

Of the expenses incurred, $17,944 (2024 - $Nil) are outstanding in accounts payable and accrued liabilities, with $67,732 (2024 - $Nil) remaining in restricted cash. Grant income of $156,885 (2024 - $154,709) was recognized for the year ended March 31, 2025.

	March 31, 2025	March 31, 2024
Balance, beginning of the year	$-	$-
Grant received	226,877	154,709
Expenses on the project	(156,885)	(154,709)
Exchange difference	(2,260)	-
Balance, end of the year	$67,732	$-

4.	REVENUE

The Company recognized revenues from contracts with customers in accordance with the following timing under ASC 606 Revenue from Contracts with Customers.

	Year ended
	March 31,
	2025	2024
Recognized at a point in time (1)	$155,000	$218,600
Recognized over the duration of contracts (2)	-	1,748,131
Total	$155,000	$1,966,731

(1) Includes revenues from completed Proof of Concept contracts (“POCs”) and software implementation services.

(2) Includes revenue from Software as a Service (“SaaS”).

On August 14, 2024, the Company announced the existing SaaS contract with its customer was terminated by both parties. As a result, the Company has not recognized any revenues related to SaaS services in the current year, and has recorded a provision for the contract settlement for $1,252,076 (Note 5).

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

5.	UNBILLED REVENUE

The Company’s contract assets and unbilled revenues are summarized as follows:

Unbilled revenue
Balance, March 31, 2023	$1,193,945
Additions	1,108,131
Invoiced	(1,050,000)
Costs recognized	-
Balance, March 31, 2024	$1,252,076
Additions	-
Provision for contract settlement (Note 4)	(1,252,076)
Balance, March 31, 2025	$-

6.	COST OF REVENUE

The Company’s cost of revenue is summarized as follows:

	Year ended
	March 31,
	2025	2024
Cost of Revenue from POCs and software implementation	$145,000	$714,458
Cost of Revenue from SaaS	-	984,712
Provision for estimated loss on contract	486,691	-
	$631,691	$1,699,170

Included in accrued liabilities is a provision of $486,691 related to the estimated loss under the Analog – VERSES Framework Agreement. The provision reflects management’s best estimate of the expected loss as of the reporting date, based on currently available information. The Company will continue to monitor this obligation and adjust the provision as necessary if further information becomes available or conditions change.

7.	LOANS PAYABLE

Loan activity consisted of the following:

For the year ended	March 31, 2025	March 31, 2024
Balance, beginning of the year	$140,904	$143,331
Repayment	(7,106)	(7,752)
Interest expense	5,241	5,325
Balance, end of the year	$139,039	$140,904

On June 5, 2020, the Company received a $142,400 loan from the U.S. Small Business Administration. The loan is secured by all tangible and intangible personal property of VTU, and bears interest of 3.75% per annum and requires monthly payments of $646 starting in June 2021 with a maturity of 30 years.

In the year ended March 31 2025, the Company incurred and additional interest expenses of $6,515 (March 31, 2024 - $nil) regarding the financing of the Directors and Officers insurance payment (“D&O”).

In the year ended March 31 2025, the Company did not incur ay interest expenses (March 31, 2024 - $5,105) regarding the lease payments.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

8.	SHARE BASED PAYMENTS

a) Stock Options

The Company has an Omnibus Equity Incentive Plan (the “Plan”) available to employees, directors, officers, and consultants with grants under the Plan approved from time to time by the Board of Directors. Under the Plan, the Company is authorized to issue options to purchase an aggregate of up to 25% of the Company’s issued and outstanding Subordinate Voting Shares. Each option can be exercised to acquire one Subordinate Voting Share of the Company. The exercise price for an option granted under the Plan may not be less than the market price at the date of grant.

Options to purchase Subordinate Voting Shares have been granted to directors, employees, and consultants as follows:

Expiry date	Weighted Average Remaining Contractual Life in Years	Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)	Outstanding
June 16, 2027	2.21	21.60	15.02	103,703
September 16, 2027	2.46	27.00	18.78	19,072
April 28, 2028	3.08	44.55	30.99	3,703
December 15, 2028	3.71	32.91	22.89	352,615
December 23, 2028	3.73	30.51	21.22	136,290
April 15, 2029	4.04	30.78	21.41	9,071
July 3, 2029	4.26	29.01	20.18	146,430
	3.59	30.09	20.93	770,884

(1) Converted at balance sheet rate.

A summary of the Company’s stock options as at March 31, 2025, and changes for the years then ended is as follows:

	Number of stock options	Weighted Average Exercise Price (CAD$)	Weighted Average Exercise Price (USD$ equivalent) (1)
Outstanding, March 31, 2023	258,516	21.68	15.08
Granted	370,365	36.53	25.41
Exercised	(86,547)	19.94	13.87
Outstanding, March 31, 2024	542,334	$32.09	$22.32
Granted	364,099	27.39	19.05
Exercised	(51,235)	23.22	16.15
Cancelled	(84,314)	35.37	24.60
Outstanding, March 31, 2025	770,884	30.10	20.94
Exercisable, March 31, 2025	511,487	$29.92	$20.81

(1) Converted at balance sheet rate.

During the year ended March 31, 2025:

-	27,954 stock options at an average exercise price of CAD$33.24 ($23.12 at balance sheet rate) belonging to inactive employees were cancelled according to the Plan. The original fair value of these stock options of $274,005 was reclassified from additional paid-in capital to share based payments upon cancellation.

-	56,360 options at an exercise price of CAD$36.45 ($25.35 at balance sheet rate) belonging to an employee were cancelled. The original fair value of these stock options of $1,142,294 was reclassified from additional paid-in capital to share based payments upon cancellation.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

a) Stock Options (continued)

On December 23, 2024, the Company granted 49,444 stock options to employees and independent contractors of the Company with an exercise price of CAD$30.51($21.22 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter. The stock options were fair valued at $792,184, of which $269,359 is recognized in the current year using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$30.51	$21.20
Risk-free interest rate	3.04%	3.04%
Expected life	5 years	5 years
Expected volatility	100%	100%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$23.06	$16.02

On December 23, 2024, the Company granted 59,259 stock options to strategic consultants of the Company with an exercise price of CAD$30.51 ($21.22 at balance sheet rate), expiring in 5 years, where 33.33% of the stock options vested on the grant date and 33.33% will vest every 6 months after the grant date. The Company also granted 27,593 stock options to strategic consultants of the Company with an exercise price of CAD$30.51 ($21.22 at balance sheet rate), expiring in 5 years, where 25% vests on the date that is one (1) year from the Vesting Start Date and 6.25% vests at the end of each full quarter thereafter.

The stock options were fair revalued at $1,141,535, of which $602,371 is recognized in the current year using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.16
Risk-free interest rate	2.61%	2.61%
Expected life	5 years	5 years
Expected volatility	121.6%	122%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$18.91	$13.14

On October 9, 2024, the Company granted 56,361 stock options to an employee with an exercise price of CAD$14.31 ($9.95 at balance sheet rate), expiring in December 2028, where 100% vested on the grant date. The stock options were fair valued at $420,029, which is recognized in the current year using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$14.31	$10.45
Risk-free interest rate	3.07%	3.07%
Expected life	4.2 years	4.2 years
Expected volatility	100.0%	100%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$10.20	$7.45

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

a) Stock Options (continued)

On July 3, 2024, the Company granted 85,682 stock options to employees and independent contractors of the Company with a weighted average exercise price of CAD$29.10 ($20.24 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter. The stock options were fair valued at $1,376,157, of which $629,973 is recognized in the current year using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$28.89	$21.19
Risk-free interest rate	3.57%	3.57%
Expected life	5 years	5 years
Expected volatility	100.0%	100%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Weighted average grant date fair value per option	$21.87	$16.04

On July 3, 2024, the Company granted 74,073 stock options to strategic consultants of the Company with an exercise price of CAD$28.89 ($20.10 at balance sheet rate), expiring in 5 years, where 33.33% stock options vested on the grant date and 33.33% will vest every 6 months after the grant date. The stock options were fair revalued at $870,657, of which $912,939 is recognized in the current year using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.17
Risk-free interest rate	2.47%	2.47%
Expected life	5 years	5 years
Expected volatility	121.6%	121.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$16.90	$11.75

On April 15, 2024, the Company granted 4,260 stock options to employees and independent contractors of the Company with a weighted average exercise price of CAD$33.86 ($23.55 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter. The stock options were fair valued at $72,423, of which $34,349 is recognized in the current year using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at grant date	$30.78	$22.36
Risk-free interest rate	3.77%	3.77%
Expected life	5 years	5 years
Expected volatility	100%	100%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$23.13	$16.81

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

a) Stock Options (continued)

On April 15, 2024, the Company granted 7,427 stock options to strategic consultants with an average exercise price of CAD$30.80 ($21.42 at balance sheet rate) and expiration in 5 years. Of these, 1,859 vested on the grant date, 555 on May 1, 2024, and 555 at the beginning of every calendar month thereafter. The remaining 21 stock options will vest 33.33% every 6 months after the grant date.

For the year ended March 31, 2025, the Company recognized $93,938 as share-based payment for stock options granted in April 2024 for strategic consultants of the Company. The fair value of stock options is estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.17
Risk-free interest rate	2.47%	2.47%
Expected life	4.3 years	4.3 years
Expected volatility	121.6%	121.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$17.54	$12.20

On December 15, 2023, the Company granted 347,952 stock options to employees and strategic consultants of the Company with an exercise price of CAD$36.45 ($25.35 at balance sheet rate), expiring in 5 years, where 173,186 stock options are vested on the grant date, based on previous commitments, and 6.25% every subsequent quarter.

For the year ended March 31, 2025, the Company recognized $722,860 as share-based payment for stock options granted in December 2023 using the graded vesting method over the vesting period.

On December 15, 2023, the Company granted 18,716 stock options to strategic consultants with an exercise price of CAD$36.45 ($25.35 at balance sheet rate). The options expire in 5 years, and 33.33% vested on December 30, 2024, and 33.33% every 6 months thereafter.

For the year ended March 31, 2025, the Company derecognized $16,979 as share-based payment for stock options granted in December 2023. The fair value of stock options is estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.17
Risk-free interest rate	2.47%	2.47%
Expected life	3.7 years	3.7 years
Expected volatility	121.6%	121.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$16.57	$11.53

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

a) Stock Options (continued)

On April 28, 2023, the Company granted 3,704 stock options to a strategic consultant with an exercise price of CAD$44.55 ($30.99 at balance sheet rate). The options expire in 5 years, with 1,852 vesting 6 months after the grant date and 1,852 vesting 12 months after the grant date.

For the year ended March 31, 2025, the Company derecognized $30,631 as share-based payment for stock options granted in April 2023 for strategic consultants of the Company. The fair value of stock options is estimated using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.17
Risk-free interest rate	2.47%	2.47%
Expected life	3.1 years	3.1 years
Expected volatility	121.6%	121.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$14.65	$10.19

b) Restricted Shares Units

Included in the Plan, the Company may grant RSUs to employees, directors, officers, and consultants. The RSUs can be settled at the election of the holder for Subordinate Voting Shares, cash, or a combination of Subordinate Voting Shares and cash. The RSUs were determined to be a liability instrument, and the fair value will be recognized as an expense using the graded vesting method over the vesting period.

At March 31, 2025, the balance of 6,173 RSUs granted in the year ended March 31, 2023, were revalued based on the market price of one Subordinate Voting Share on the revaluation date, and the Company derecognized $163,211 as share-based payment for RSUs in the year.

On March 04, 2025, 80,247 of the RSUs granted in December 2024, were settled into Subordinate Voting Shares (Note 11).

On February 25, 2025, 9,259 of the RSUs granted in December 2024, were settled into Subordinate Voting Shares (Note 11).

On December 27, 2024, 12,346 of the RSUs granted in the year ended March 31, 2023, were settled into Subordinate Voting Shares (Note 11).

On December 23, 2024, the Company granted 296,296 RSUs to strategic consultants of the Company with no exercise price, expiry date of 10 years from the grant date, where 89,506 vested on the grant date, 46,297 will vest in July 2025, 46,297 will vest in July 2026, 1,850 will vest monthly for 48 months, 12,345 will vest 50% every 6 months after the grant date, 7,408 will vest 33.33% after 1 year of the grant date and 33,33% every year afterwards, and 92,593 will vest according to the completion of specific milestones.

For the year ended March 31, 2025, the Company revalued the RSUs granted on December 23, 2024 based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $2,621,935 as share-based payment for RSUs in the year.

On October 9, 2024, the Company cancelled 5,926 RSUs belonging to an employee. The original fair value of these RSUs of $12,717 was reclassified from RSU liability to share based payments upon cancellation.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

b) Restricted Shares Units (continued)

On September 13, 2024, the Company granted 74,074 RSUs a director of the Company (Note 9), with no exercise price, expiry date of 10 years from the grant date, vesting 24,691 within one year of the grant date and 8.33% every three months afterwards.

For the year ended March 31, 2025, the Company revalued the RSUs granted on September 13, 2024 based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $439,973 as share-based payment for RSUs in the year.

On July 3, 2024, the Company granted 359,817 RSUs to a strategic consultant (1,852), directors (16,668) (Note 9), and employees (341,297). The RSUs have no exercise price, expire 10 years from the grant date, and vest 33.33% within one year of the grant date and 33.33% every year thereafter.

For the year ended March 31, 2025, the Company revalued the RSUs granted on July 3, 2024 based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $2,609,543 as share-based payment for RSUs in the year.

On June 20, 2024, the Company granted 37,037 RSUs to a strategic investor of the Company, with no exercise price, expiry date of 10 years from the grant date, vesting equal installments of 370 RSUs for every CAD$100,000 ($69,560 at balance sheet rate) in revenue derived by the Company from commercial agreements it enters into with affiliates of the strategic investor. No value was attributed to these RSUs, as the vesting is still uncertain.

On April 15, 2024, the Company granted 1,852 RSUs to a strategic consultant. The RSUs have no exercise price, expire 10 years from the grant date, and vest 100% on the grant date.

For the year ended March 31, 2025, the Company revalued the RSUs granted on April 15, 2024 based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $29,948 as share-based payment for RSUs in the year.

On November 15, 2023, the Company granted 5,556 RSUs to a strategic consultant of the Company, with no exercise price, expiry date of 10 years from the grant date, vesting 33.33% on the grant date, 33.33% on December 28, 2023, and 33.33% on March 28, 2024.

For the year ended March 31, 2025, the Company revalued the RSUs granted on November 15, 2023 based on the market price of one Subordinate Voting Share on the revaluation date. The Company derecognized $68,175 as share-based payment for RSUs in the year.

During the year ended March 31, 2023, 18,519 RSUs were granted to a director of the Company (Note 9). They have no exercise price, expire 10 years from the grant date, and vest 1/3 on the first anniversary of the Listing and 1/3 each subsequent anniversary thereafter (Note 8).

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Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

b) Restricted Shares Units (continued)

A summary of the Company’s restricted shares units as at March 31, 2025, and changes for the years then ended is as follows:

Number of RSUs
Balance, March 31, 2023	18,519
Issued, November 15, 2023	5,556
Balance, March 31, 2024	24,075
Issued, April 15, 2024	1,852
Issued, June 20, 2024	37,037
Issued, July 3, 2024	359,817
Issued, September 13, 2024	74,074
Issued, December 23, 2024	296,296
Cancelled	(5,926)
Converted	(101,852)
Balance, March 31, 2025	685,373
Exercisable, March 31, 2025	7,639

A reconciliation of share based payments is as follows:

Share based payments	Stock Options	RSUs	Modification of broker’s warrants	Settlement agreement	Total
Previous year graded vesting	473,109	-	-	-	473,109
New grants Q1 2023	70,925	-	-	-	70,925
New grants Q3 2023	6,390,644	127,400	-	-	6,518,044
Modification of broker’s warrants	-	-	440,604	-	440,604
Revaluation RSUs	-	148,636	-	-	148,636
Settlement agreement	-	-	-	198,801	198,801
Balance, March 31, 2024	$6,934,678	$276,036	$440,604	$198,801	$7,850,119

Previous years graded vesting	675,250	-	-	-	675,250
Previous years RSUs revaluation	-	(231,386)	-	-	(231,386)
New grants Q1 2024	128,287	29,948	-	-	158,235
New grants Q2 2024	1,542,912	3,049,516	-	-	4,592,428
New grants Q3 2024	1,291,759	2,621,935	-	-	3,913,694
Cancelled options / RSUs	(1,416,299)	(12,717)	-	-	(1,429,016)
Balance, March 31, 2025	$2,221,909	$5,457,296	$-	$-	$7,679,205

25

VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

9.	RELATED PARTY TRANSACTIONS AND BALANCES

The Company’s related parties consist of the directors, executive officers and key management personnel, who have authority and responsibility for planning, directing, and controlling the Company’s activity and companies controlled by them. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources, services, or obligations between related parties.

Transactions are measured at the exchange amount, which is the amount agreed to by the parties.

Key management personnel include those with authority and responsibility for planning, directing, and controlling the company’s activities. The Company has determined that key management personnel consist of executive and non-executive members of its Board of Directors and senior officers.

During the years ended March 31, 2025 and 2024, related party transactions were as follows:

	2025	2024
Management fees	$146,666	$41,067
Management salaries and benefits included in personnel expenses	1,719,195	1,338,762
Share-based payments (Note 8)	655,145	720,222
	$2,521,007	$2,100,051

Included in accounts payable and accrued liabilities at March 31, 2025, were amounts totaling $105,799 (March 31, 2024 – $nil) due to James Hendrickson, the Chief Operating Officer ($83,500), Michael Blum, the Chairman ($20,000), and Kevin Wilson, the Chief Accounting Officer ($2,299).

Also included in the due from related parties is an unsecured loan of $68,080 (March 31, 2024 - $64,936) to a key member of the management team. The loan has an annual interest rate of 5% and requires principal and interest to be paid in full by May 1, 2033 (Note 22). No repayments were made in the year ended March 31, 2025.

On December 23, 2024, the Company granted 7,407 stock options to James Hendrickson, its Chief Operating Officer with an exercise price of CAD$30.51 ($21.22 at balance sheet rate), expiring in 5 years, where 25% will within one year of the grant date, and 6.25% every subsequent quarter. The stock options were fair valued at $118,679, of which $40,354 is recognized in the year ended March 31, 2025, using the Black-Scholes option pricing model (Note 8).

On September 13, 2024, the Company granted 74,074 RSUs to Michael Blum, a director of the Company with no exercise price, expiry date of 10 years from the grant date, vesting 24,691 within one year of the grant date and 8.33% every three months afterwards. For the year ended March 31, 2025, the Company revalued the RSUs based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $439,973 as share-based payment for RSUs in the year (Note 8).

On July 3, 2024, the Company granted 3,704 stock options to James Hendrickson, the Chief Operating Officer and 1,852 to Kevin Wilson, the Chief Accounting Officer. The Options have an exercise price of CAD$28.89 ($20.10 at balance sheet rate) and expire in 5 years. 25% of the options will vest within one year of the grant date and 6.25% every subsequent quarter. The stock options were fair valued at $89,355, of which $41,095 is recognized in the year ended March 31, 2025, using the Black-Scholes option pricing model (Note 8).

26

VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

9.	RELATED PARTY TRANSACTIONS AND BALANCES (continued)

On July 3, 2024, the Company granted 1,852 RSUs to Kevin Wilson, the Chief Accounting Officer and 16,665 to the three independent directors of the Company, 5,555 to Gordon Scott Paterson, 5,555 to Jonhatan de Vos, and 5,555 to Jay Samit. The RSUs have no exercise price and expire in 10 years. They vest 33.33% within one year of the grant date and 33.33% yearly thereafter. The Company revalued the RSUs based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $122,299 as share-based payment for RSUs in the year ended March 31, 2025 (Note 8).

On December 23, 2023, the Company granted 16,278 stock options to Kevin Wilson, the Chief Accounting Officer and 1,852 stock options to James Hendrickson, its Chief Operating Officer with an exercise price of CAD$36.45 ($22.57 at balance sheet rate), expiring in 5 years, where 16,278 vested on the grant date and 1,852 will vest 25% within one year of the grant date, and 6.25% every subsequent quarter. The stock options were fair valued at $374,011, of which $9,913 is recognized in the year ended March 31, 2025, using the Black-Scholes option pricing model (Note 8).

On March 31, 2025, the remaining 6,172 RSUs granted to Gordon Scott Paterson, a director of the Company, in the year ended March 31, 2023, were valued based on the market price of one Subordinate Voting Share on the revaluation date, of which $12,078 is derecognized in the year ended March 31, 2025 (Note 8).

10.	COMMITMENTS

The Company has an obligation to pay royalties to Cyberlab, LLC (“Cyberlab”) (a company controlled by Dan Mapes, a director and officer). Cyberlab shall be entitled to receive a share of the gross revenue derived from the sales, licensing, and other commercial activities involving Spatial Domain Names, pursuant to the following schedule:

-	Years 1 through 10 of the Spatial Domain Program: Cyberlab shall be entitled to retain Five Percent (5%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Five Percent (95%) to allocate between itself and other Spatial Domain Program stakeholders (e.g., registries, registrars, etc.) as it sees fit.
-	Years 11 through 14 of the Spatial Domain Program: Cyberlab shall be entitled to retain Four Percent (4%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Six Percent (96%).
-	Years 15 through 17 of the Spatial Domain Program: Cyberlab shall be entitled to retain Three Percent (3%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Seven Percent (97%).
-	Years 18 and 19 of the Spatial Domain Program: Cyberlab shall be entitled to retain Two Percent (2%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Eight Percent (98%).
-	Years 20 to 25 of the Spatial Domain Program: Cyberlab shall be entitled to retain One Percent (1%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Nine Percent (99%).

As of March 31, 2025, no amounts are payable under the royalty agreement.

The Company is obligated to grant stock options (“Options”), deferred share units (“DSU”), or restricted stock units (“RSU”) to qualifying consultants and employees based on their respective contracts, to be determined at the grant date based on the market price of the Company’s shares. As at March 31, 2025, the outstanding commitment balance is nil (March 31, 2024 – 320,069) to be granted as options, RSUs or DSUs.

27

VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

10.	COMMITMENTS (continued)

The Company has entered into severance agreements with Gabriel Rene (Chief Executive Officer and Director), Dan Mapes (President Emeritus and Global Ambassador and Director), James Christodoulou, Chief Financial Officer), Donald Moody (General Counsel and Chief Legal Officer), Capm Petersen (Chief Innovation Officer), Steven Swanson (Chief Experience Officer), and Michael Wadden (Chief Commercial Officer). In the case of involuntary termination or a change in control, the executives are entitled to a monetary payment equal to 12 month’s worth of base salary, continuation for 12 months of medical and dental insurance, and immediate, accelerated vesting of all stock options, equity, and related compensation.

The Company has entered into a severance agreement with Kevin Wilson, its Chief Accounting Officer. In the case of involuntary termination or a change in control, the Chief Accounting Officer is entitled to a monetary payment equal to 36 months of base salary, continuation for 36 months of medical and dental insurance, and immediate, accelerated vesting of all stock options, equity, and related compensation.

11.	SHARE CAPITAL

a)	Authorized shares

Effective July 20, 2021, the Company amended its Articles to create an unlimited number of Class A Subordinate Voting Shares and unlimited number of Class B Proportionate Voting Shares. Each Subordinate Voting Share shall entitle the holder thereof to one vote. Each Class B share shall entitle the holder thereof to 6.25 votes and such proportionate dividends and liquidation rights. Each Class B share is convertible, at the holder’s option, into 6.25 Subordinate Voting Shares.

On May 30, 2024, all Class B Proportionate Voting Shares (370,370) were converted into 2,314,815 Subordinate Voting Shares.

b)	Issued

In the year ended March 31, 2025, the following equity instruments were exercised for gross proceeds of $2,951,695:

Quantity	Description	Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)
36,248	Warrants	21.60	15.02
25,555	Warrants	18.90	13.15
57,041	Warrants	27.00	18.78
1,389	Warrants	32.40	22.54
2,778	Warrants	40.50	28.17
37,037	Stock Options	21.60	15.02
12,964	Stock Options	27.00	18.78
1,234	Stock Options	28.89	20.10

(1) Converted at balance sheet rate.

The reclassification from additional paid-in capital from the exercises of warrants and stock options was $1,075,242.

On March 9, 2025, the Company converted 133,333 Special Warrants Units into 133,333 Subordinate Voting Shares and 66,667 warrants (Note 12).

On March 4, 2025, 80,247 of the RSUs granted in December, 2024 were settled into Subordinate Voting Shares with a value of $1,615,018 based on the share price and exchange rate on the settlement date.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

11.	SHARE CAPITAL (continued)

On February 25, 2025, in connection with the conversion of the convertible debentures, the Company issued 510,370 Subordinate Voting Shares and 257,312 warrants.

On February 25, 2025, 9,259 of the RSUs granted in December, 2024 were settled into Subordinate Voting Shares with a value of $211,731 based on the share price and exchange rate on the settlement date.

On January 9, 2025, the Company closed an offering by way of prospectus supplement (the “Offering”). Pursuant to the Offering, the Company issued 471,809 Units of the Company (the “Units”) at a price of $29.55 (CAD$42.39) per Unit for gross proceeds of approximately $13,947,001 (CAD$20,000,000). Each Unit is comprised of one Class A Subordinate Voting Share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole Share purchase warrant, a “Warrant”). Each Warrant shall entitle the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of CAD$52.92 ($36.81 at balance sheet rate) per Warrant Share at any time until January 9, 2028, subject to adjustment in certain events. The Offering was completed pursuant to an agency agreement dated January 9, 2025 between the Company and A.G.P. Canada Investments ULC (“A.G.P. Canada”).

In connection with the Offering, the Company paid the A.G.P. Canada a cash commission equal to 8% of the gross proceeds of the Offering and issued to the A.G.P. Canada or such selling agents 26,420 compensation warrants as is equal to an aggregate of 8% of the number of Units sold pursuant to the Offering (the “Compensation Warrants”). Each Compensation Warrant is exercisable into a Unit at an exercise price of CAD$42.39 ($29.49 at balance sheet rate) per Unit until January 9, 2028. The cash commission and the number of Compensation Warrants was reduced to 2.0% in respect to the portion of aggregate gross proceeds of the Offering attributable to subscribers identified by the Company.

On December 27, 2024, 12,346 of the RSUs granted in the year ended March 31, 2023 were settled into Subordinate Voting Shares with a value of $284,417 based on the share price and exchange rate on the settlement date.

In November and December 2024, the Company closed the 3 additional tranches of the LIFE offering of 310,122 Units (the “Units”) of the Company, for gross proceeds of $3,004,340 (the “LIFE Offering”).

Each Unit was sold at a price of $9.69 (CAD$13.50) and consists of one Class A Subordinate Voting share of the Company (a “Share”) and one-half of one share purchase warrant. Each Warrant will entitle the holder thereof to acquire one Share at an exercise price of CAD$18.90 ($13.15 at balance sheet rate) per Share, subject to adjustment in certain circumstances, for a period of 36 months from the closing date.

In connection with the Offering, the Company: (i) paid to certain finders and advisors an aggregate cash commission of $174,113; (ii) issued to certain finders and advisors an aggregate of 13,615 compensation warrants (the “Compensation Warrants”), and (iii) incurred in legal fees of $63,347. Each Compensation Warrant will be exercisable into one Unit at the Offering Price for a period of 36 months following the closing date into one unit at a price of CAD$13.50 ($9.39 at balance sheet rate).

On September 26, 2024, the Company closed the first tranche offering of 231,480 Units (the “Units”) of the Company, for gross proceeds of $3,686,000 (the “LIFE Offering”).

Each Unit was sold at a price of $15.93 (CAD$21.60) and of one Class A Subordinate Voting share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will entitle the holder thereof to acquire one Share (each, a “Warrant Share”) at an exercise price of CAD$32.40 ($22.54 at balance sheet rate) per Share, subject to adjustment in certain circumstances, for a period of 36 months from September 26, 2024.

In connection with the Offering, the Company: (i) paid to certain finders and advisors an aggregate cash commission of $278,772; (ii) issued to certain finders and advisors an aggregate of 10,562 compensation warrants (the “Compensation Warrants”), and (iii) incurred in legal fees of $41,257. Each Compensation Warrant will be exercisable into one Unit at the Offering Price for a period of 36 months following the Closing Date.

29

VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

11.	SHARE CAPITAL (continued)

In July and August 2024, the Company converted 370,370 Special Warrants Units into 370,370 Subordinate Voting Shares and 185,181 warrants (Note 12).

On April 9, 2024, 1,852 shares were issued to a strategic consultant of the Company. The shares were fair valued at $49,714 considering the share price of $26.85 (CAD$36.45) stated in the consulting agreement.

12.	WARRANTS

On March 9, 2025, the Company converted 133,333 Special Warrants Units into 133,333 Subordinate Voting Shares and 66,667 warrants.

On February 2025, the Company issued 257,312 warrants in connection with the conversion of the convertible debenture (Note 13). Each warrant is exercisable into one Subordinate Voting Share at a price of CAD$52.92 ($36.81 at balance sheet rate) per warrant.

On January 9, 2025, in connection with the Prospectus Supplement offering closed, the Company issued 235,904 warrants and 26,420 Compensation Warrants (Note 11).

The total fair value of the compensation warrants was $920,786, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$46.17	$32.20
Risk-free interest rate	2.88%	2.88%
Expected life	3 years	3 years
Expected volatility	121.6%	121.6%
Expected dividends	Nil	Nil
Grant date fair value per warrant	$33.31	$23.23

On January 8, 2025, 28 broker warrants were issued in connection with the exercise of broker Units.

In November and December 2024, in connection with the issuance of Life Offering, the Company issued 129,508 warrants and 13,615 Compensation Warrants (Note 11).

The total fair value of the broker warrants was $165,518, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Weighted average share price at grant date	$12.35	$8.87
Weighted average risk-free interest rate	3.01%	3.01%
Expected life	3 years	3 years
Expected volatility	100%	100%
Expected dividends	Nil	Nil
Weighted average grant date fair value per warrant	$7.32	$5.25

On November 8, 2024, the Company closed a non-brokered private placement of special warrants (“Special Warrants”) for gross proceeds of up to $1,251,000 (CAD$1,800,000) through the sale of 133,333 Special Warrants at a price of $9.39 (CAD$13.50) per Special Warrant.

Each Special Warrant shall convert into one Unit of the Company (a “Unit”) at no additional cost four months and a day after date of issuance of the Special Warrants.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

12.	WARRANTS (continued)

Each Unit is comprised of one Subordinate Voting Share (a “Unit Share”), and one-half of one Class A Subordinate Voting Share purchase warrant (each full warrant, a “Unit Warrant”). Each Unit Warrant shall be exercisable into one Subordinate Voting Share (a “Unit Warrant Share”) at a price of CAD$18.90 ($13.15 at balance sheet rate) per Unit Warrant Share for a period of three (3) years from the date of issue of the Unit Warrants.

In connection with the issuance of the Special Warrant, the Company issued 6,765 Compensation Warrants, which warrants are exercisable into one unit at CAD$13.50 ($9.39 at balance sheet rate) for a period of 36 months following the closing.

The total fair value of the broker warrants was $58,290, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Weighted average share price at grant date	$13.23	$9.49
Weighted average risk-free interest rate	3.05%	3.05%
Expected life	3 years	3 years
Expected volatility	100%	100%
Expected dividends	Nil	Nil
Weighted average grant date fair value per warrant	$8.01	$5.74

In September 2024, in connection with the issuance of Life Offering, the Company issued 115,739 warrants and 10,562 Compensation Warrants (Note 11).

The total fair value of the broker warrants was $134,813, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Weighted average share price at grant date	$19.71	$14.53
Weighted average risk-free interest rate	2.90%	2.90%
Expected life	3 years	3 years
Expected volatility	100%	100%
Expected dividends	Nil	Nil
Weighted average grant date fair value per warrant	$11.54	$8.51

On April 18, 2024, the Company announced a non-brokered private placement of special warrants (“Special Warrants”) for gross proceeds of up to $7,306,000 (CAD$10,000,000) through the sale of 370,370 Special Warrants at a price of $19.74 (CAD$27.00) per Special Warrant.

Each Special Warrant shall convert into one Unit of the Company (a “Unit”) at no additional cost upon the earlier of: (i) the Company obtaining a receipt from the applicable securities commission(s) in Canada for the final prospectus qualifying the distribution of the Units to be issued upon exercise or deemed exercise of the Special Warrants; and (ii) the date that is four months and a day after date of issuance of the Special Warrants.

Each Unit is comprised of one Subordinate Voting Share (a “Unit Share”), and one-half of one Class A Subordinate Voting Share purchase warrant (each full warrant, a “Unit Warrant”). Each Unit Warrant shall be exercisable into one Subordinate Voting Share (a “Unit Warrant Share”) at a price of CAD$40.50 ($28.17 at balance sheet rate) per Unit Warrant Share for a period of two (2) years from the date of issue of the Unit Warrants.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

12.	WARRANTS (continued)

The Company completed the issuance of 370,370 Units for gross proceeds of $7,306,000 (CAD$10,000,000) and paid fees to eligible finders consisting of: (i) $234,087 (CAD$320,404); and (ii) 11,720 finder warrants (the “Finder Warrants”). Each Finders Warrant will be exercisable into one unit (a “Finder Unit”) at a price of CAD$27.00 ($18.78 at balance sheet rate) per Finder Unit until the date that is two (2) years from the date of issue of the Finder Warrants, which Finder Unit will be comprised of a Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (each, whole warrant, a “Finder Unit Warrant”). Each Finder Unit Warrant shall be exercisable into one Subordinate Voting Share (a “Finder Unit Warrant Share”) at a price of CAD$40.50 ($28.17 at balance sheet rate) per Finder Unit Warrant Share for a period of two (2) years from the date of issue of the Finder Unit Warrants.

The total fair value of the broker warrants was $181,394, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Weighted average share price at grant date	$27.54	$19.97
Weighted average risk-free interest rate	4.25%	4.25%
Expected life	2 years	2 years
Expected volatility	100%	100%
Expected dividends	Nil	Nil
Weighted average grant date fair value per warrant	$14.12	$10.32

In July and August 2024, the Company converted 370,370 Special Warrants Units into 370,370 Subordinate Voting Shares and 185,181 warrants (Note 11). Each warrant is exercisable at CAD$40.50 ($28.17 at balance sheet rate) within 2 years of the issuance date.

On June 20, 2024, in connection with the issuance of convertible debenture (Note 13) the Company issued 255,185 warrants.

Warrants outstanding as at March 31, 2025 are summarized below:

	Number of warrants	Weighted Average Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)
Balance, March 31, 2023	969,941	$26.73	$18.59
Issued	338,319	75.03	52.19
Exercised	(430,199)	35.38	24.61
Balance, March 31, 2024	878,061	$41.10	$28.59
Issued	1,340,158	40.16	27.93
Exercised	(122,993)	24.09	16.76
Expired	(2)	21.60	15.02
Balance, March 31, 2025	2,095,224	$41.50	$28.86

(1) Converted at balance sheet rate.

32

VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

12.	WARRANTS (continued)

As of March 31, 2025, the Company’s outstanding share purchase warrants expire as follows:

Expiry date	Weighted Average Remaining Contractual Life in Years	Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)	Outstanding
April 3, 2025	0.01	32.40	22.54	117
April 20, 2025	0.05	32.40	22.54	194
June 2, 2025	0.17	32.40	22.54	1,149
June 16, 2025	0.21	32.40	22.54	1,017
July 10, 2025	0.28	32.40	22.54	98
August 15, 2025	0.38	32.40	22.54	8,279
August 15, 2025	0.38	21.60	15.02	42,663
August 15, 2025 (2)	0.38	27.00	18.78	360,098
August 25, 2025	0.40	32.40	22.54	184
April 15, 2026	1.04	10.80	7.51	46,296
April 17, 2026	1.05	27.00	18.78	3,348
April 29, 2026	1.08	27.00	18.78	6,618
May 16, 2026	1.13	27.00	18.78	1,702
July 6, 2026	1.27	55.35	38.50	29,227
July 6, 2026 (3)	1.27	68.85	47.89	294,694
August 17, 2026	1.38	40.50	28.17	126,853
August 30, 2026	1.42	40.50	28.17	43,062
September 17, 2026	1.47	40.50	28.17	12,494
December 22, 2026	1.73	32.40	22.54	809
January 8, 2027	1.78	40.50	28.17	28
June 20, 2027	2.22	40.50	28.17	255,185
September 26, 2027	2.49	21.60	15.02	10,562
September 26, 2027	2.49	32.40	22.54	114,354
November 8, 2027	2.61	13.50	9.39	14,444
November 8, 2027	2.61	18.90	13.15	85,699
November 15, 2027	2.63	13.50	9.39	2,229
November 15, 2027	2.63	18.90	13.15	15,290
December 9, 2027	2.69	13.50	9.39	3,707
December 9, 2027	2.69	18.90	13.15	28,519
January 9, 2028	2.78	52.92	36.81	235,906
January 9, 2028	2.78	42.39	29.49	26,420
February 25, 2028	2.91	52.92	36.81	257,312
March 9, 2028	2.94	18.90	13.15	66,667
	1.83	$41.50	28.86	2,095,224

Notes:

(1)	Converted at balance sheet rate.

(2)

Warrants expiring August 15, 2025:

Pre-Consolidation exercise terms: 1 warrant + CAD$1.00 ($0.6956 at balance sheet rate) = 1 Class A Subordinate Voting share.

Post-Consolidation Exercise Terms: 27 Warrants + CAD$27.00 ($18.78 at balance sheet rate) = 1 New Class A Subordinate Voting share.

For presentation purposes, the Company divided the total outstanding warrants by 27 to reflect 1 warrant + CAD$27.00 ($18.78 at balance sheet rate) = 1 New Class A Subordinate Voting share.

(3)

Warrants expiring July 6, 2026

Pre-Consolidation Exercise Terms: 1 Warrant + CAD$2.55 ($1.77 at balance sheet rate) = 1 Class A Subordinate Voting share.

Post-Consolidation Exercise Terms: 27 Warrants + CAD$68.85 (47.89 at balance sheet rate) = 1 New Class A Subordinate Voting share.

For presentation purposes, the Company divided the total outstanding warrants by 27 to reflect 1 warrant + CAD$68.85 (47.89 at balance sheet rate) = 1 New Class A Subordinate Voting share.

33

VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

13.	CONVERTIBLE DEBENTURE

On June 20, 2024 the Company entered into a funding agreement with Group 42 Holding Ltd (“G42”), a leading UAE-based AI technology group (the “Strategic Investment”).

Pursuant to the Strategic Investment, G42 has invested $10,000,000 via a private placement of unsecured convertible debenture units of VERSES (the “Units”). Each Unit will consist of: (i) CAD$1,000 ($696 at balance sheet rate) in principal amount of unsecured convertible debenture (“Convertible Debenture”); and (ii) 18 detachable share purchase warrants (the “Warrants”) to purchase Subordinate Voting Shares. The Convertible Debenture shall bear interest at a rate of 10% per annum and mature on June 20, 2026 (the “Maturity Date”).

The principal amount of the Convertible Debenture (the “Principal Amount”), together with all accrued interest (collectively, the “Convertible Amount”), shall be convertible, for no additional consideration, on the earliest to occur of: (A) the date on which the Company completes an equity financing, in one or more tranches, for aggregate gross proceeds of at least CAD$15,000,000 ($10,434,000 at balance sheet rate) at a price per Subordinate Voting Share of not less than CAD$27.00 ($18.78 at balance sheet rate) (an “Equity Financing”), or (B) the date on which G42 elects to convert the Convertible Debenture, or (C) the Maturity Date.

In the event of a conversion of the Convertible Debenture: (i) on the Maturity Date or at the election of G42, the Convertible Amount shall be converted into such number of Subordinate Voting Shares as is equal to the Convertible Amount divided by CAD$32.40 ($22.54 at balance sheet rate) per Share; and (ii) in connection with an Equity Financing, the Convertible Amount shall be converted into such number of Subordinate Voting Shares as is equal to the Convertible Amount divided by the issue price per Subordinate Voting Share sold pursuant to the Equity Financing, multiplied by 80%, provided that, in no event shall such conversion price be greater than CAD$32.40 ($22.54 at balance sheet rate).

If the conversion occurs prior to the Maturity Date, the Holder shall be entitled to all accrued and outstanding unpaid interest, plus an amount equal to the amount of interest that would have otherwise accrued on the Principal Amount to the Maturity Date but for such prior Conversion.

Each Warrant will be exercisable into one Subordinate Voting Share at a price of CAD$40.50 ($28.17 at balance sheet rate) per share until June 20, 2027 (the “Expiry Date”), subject to acceleration. If at any time prior to the Expiry Date, the volume-weighted average trading price of the Subordinate Voting Shares on CBOE Canada (or such other principal exchange or market where the Subordinate Voting Shares are then listed or quoted for trading) exceeds CAD$149.85 ($104.24 at balance sheet rate), as adjusted in accordance with the terms of the certificate representing the Warrants (the “Warrant Certificates”), for a period of 10 consecutive trading days, Verses may, at its option, accelerate the Expiry Date to the date that is 30 days following the written notice to G42, in the form of a press release or other form of notice permitted by the Warrant Certificates.

34

VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

13.	CONVERTIBLE DEBENTURE (continued)

In connection with commercial agreements that may be entered into between VERSES and affiliates of G42, G42 will also receive 37,037 restricted stock units (“RSUs”) of VERSES, each vested RSU to be settled through the issuance of one (1) Subordinate Voting Share. The RSUs will vest in installments of 370 RSUs for every CAD$100,000 ($69,560 at balance sheet rate) of revenue derived by VERSES from such commercial agreements.

On February 25, 2025, in connection with the prospectus supplement offering, the Convertible Debenture was converted into 510,370 Subordinate Voting Shares and 257,312 warrants exercisable at a price of CAD$52.92 ($36.81 at balance sheet rate) per share.

A reconciliation of convertible debenture is as follows:

	March 31, 2025	March 31, 2024
Balance, beginning of the year	$-	$4,905,334
Issuance	10,000,000	-
Accretion expense	-	203,918
Interest expense	1,941,743	338,011
Issuance costs	(446,682)	-
Foreign exchange effect on convertible debenture	(368,197)	154,109
Converted into Subordinate Voting Shares (1)	(11,126,864)	(5,601,372)
Balance, end of the year	$-	$-

14.	PREPAID EXPENSES

Prepaid expenses consisted of the following:

	March 31, 2025	March 31, 2024
Deposit	$10,000	$59,535
Retainer	251,983	126,153
Prepaid insurance	106,084	107,663
Subscriptions	267,997	501,000
Balance, end of the year	$636,064	$794,351

15.	EQUIPMENT

Cost	Equipment
Balance, March 31, 2023	365,017

Additions	185,155
Balance, March 31, 2024	$550,172
Additions	30,579
Balance, March 31, 2025	$580,751

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

15.	EQUIPMENT (continued)

Accumulated depreciation	Equipment
Balance, March 31, 2023	130,177

Additions	152,736
Balance, March 31, 2024	$282,913
Additions	172,425
Balance, March 31, 2025	$455,338

Net book value, March 31, 2024	$267,259
Net book value, March 31, 2025	$125,413

16.	PROMISSORY NOTES

On March 11, 2024, the Company’s wholly owned subsidiary VTU, accepted an interest free loan in the amount of $2,000,000 from two arms-length investors for $1,000,000 each. The loan matures on the earlier of (i) March 10, 2025; or (ii) the date the Company completes a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells its securities to one or more bona fide third parties. On the maturity date, the Company may elect to repay loan by way of cash, or through the issuance of Subordinate Voting Shares in the capital of the Company at a per share price equal to the price of the securities issued in the Equity Financing, subject to the approval of CBOE Canada.

On April 18, 2024, the promissory notes were settled through the issuance of Special Warrants (Note 12).

17.	FINANCIAL INSTRUMENTS

As of March 31, 2025, the Company’s financial instruments consist of cash and restricted cash, accounts receivable, accounts payable and accrued liabilities, restricted share unit liability, provision for legal claim, convertible debenture, and loans payable.

In accordance with ASC 820, Fair Value Measurement, the Company categorizes financial assets and liabilities measured at fair value into a three-level hierarchy based on the inputs used in the valuation techniques. The hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3).

The levels of the fair value hierarchy are defined as follows:

●	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.

●	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active or inactive markets.

●	Level 3 – Unobservable inputs for the asset or liability, which are used to measure fair value to the extent that observable inputs are not available, and which are significant to the overall fair value measurement.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS (continued)

As of March 31, 2025	Level 1	Level 2	Level 3	Total
Assets:
Cash and restricted cash	$4,816,906	$-	$-	$4,816,906
Due from related parties	$68,080	$-	$-	$68,080
Liabilities:
Accounts payable	$2,036,916	$-	$-	$2,036,916
Accrued liabilities	$41,736	$-	$-	$41,736
Provision for legal claim	$8,948,085	$-	$-	$8,948,085
Restricted share unit liability	$-	$3,911,823	$-	$3,911,823
Loans payable	$139,039	$-	$-	$139,039

As of March 31, 2024	Level 1	Level 2	Level 3	Total
Assets:
Cash	$892,727	$-	$-	$892,727
Accounts receivable	$100,000	$-	$-	$100,000
Due from related parties	$64,936	$-	$-	$64,936
Liabilities:
Accounts payable	$2,782,502	$-	$-	$2,782,502
Accrued liabilities	$82,500	$-	$-	$82,500
Promissory notes	$2,000,000	$-	$-	$2,000,000
Provision for legal claim	$9,921,298	$-	$-	$9,921,298
Restricted share unit liability	$-	$576,214	$-	$576,214
Loans payable	$140,904	$-	$-	$140,904

Credit risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The financial instrument that potentially subjects the Company to concentrations of credit risk consists principally of cash, accounts receivable, and due from related parties. To minimize the credit risk, the Company places its cash with large financial institutions.

Amounts due from related parties of $68,080 as of March 31, 2025 (March 31, 2024 - $64,934) represent receivables from an unsecured loan to a key member of the management team. The loan has an annual interest rate of 5% and requires principal and interest to be paid in full by May 1, 2033 (Note 9).

As of March 31, 2025, management assessed that there is no need to provide a credit loss allowance.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s operations on an ongoing basis. The Company strives to ensure that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations, cash holdings, and anticipated future financing transactions.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS (continued)

Contractual cash flow requirements as of March 31, 2025, were as follows:

	<1 year $	1-2 years $	2-5 years $	>5 years $	Total $
Accounts payable	2,036,916	-	-	-	2,036,916
Accrued liabilities	41,736	-	-	-	41,736
Loans payable	7,752	7,752	23,256	15,067,532	15,106,292
Total	2,086,404	7,752	23,256	15,067,532	17,184,944

As of March 31, 2025, the Company had a working capital deficit of $8,923,210 (March 31, 2024 - $ 11,867,403).

Foreign exchange risk

Foreign exchange risk is the risk that the fair value or future cash flows will fluctuate due to changes in foreign exchange rates. The Company has financial assets denominated in Euros and Canadian dollars and is therefore exposed to exchange rate fluctuations. As of March 31, 2025, the Company had the equivalent of $223,534 (March 31, 2024 - $552,476) net financial liabilities denominated in Canadian dollars and $104,416 (March 31, 2024 - $117,648) in net financial assets denominated in Euros.

The foreign exchange risk exposure of the Company financial instruments as at March 31, 2025 is as below:

			+/- 10% fluctuation
	Currency		Increase/(decrease)
Financial Instrument Type	CAD$	$	$ impact
Cash	5,445,994	3,788,233	378,823	(378,823)
Tax receivable	870,173	605,293	60,529	(60,529)
Prepaid expenses	408,202	283,946	28,395	(28,395)
Accounts payable	(1,362,055)	(947,445)	(94,745)	94,745
Accrued liabilities	(60,000)	(41,736)	(4,174)	4,174
Restricted share unit liability	(5,623,668)	(3,911,824)	(391,182)	391,182
	(321,354)	(223,534)	(22,354)	22,354

			+/- 10% fluctuation
	Currency		Increase/(decrease)
Financial Instrument Type	EURO	$	$ impact
Restricted cash	113,701	122,740	12,274	(12,274)
Tax receivable	(352)	(380)	(38)	38
Accounts payable	(16,622)	(17,944)	(1,794)	1,794
Deferred Grant	(62,615)	(67,732)	(6,773)	6,773
	34,111	104,416	3,668	(3,668)

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The interest earned on cash balances approximate fair value rates, and the Company is not subject to significant risk due to fluctuating interest rates. As of March 31, 2025, the Company does not hold any liabilities that are subject to fluctuations in market interest rates.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS (continued)

Price risk

Price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices, other than those arising from interest rate risk or currency risk. The Company is not exposed to other price risk.

18.	MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of their technology. The Company considers the items in shareholders’ equity as capital. There has been no change to what the Company considers capital from the prior year. The Company does not have any externally imposed capital requirements to which it is subject to.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may issue Subordinate Voting Shares, dispose of assets or adjust the amount of cash. There has been no change to how capital is managed from the prior year.

19.	SUPPLEMENTAL CASH FLOW INFORMATION

The supplemental cash paid and received by the Company as at March 31, 2025 is as below:

Non-cash Financing and Investing Activities	2025	2024
SAFE conversion to shares	$-	$1,025,000
Fair value of finders and advisory warrants	$1,402,511	$1,488,527

	2025	2024
Cash paid for interest	$5,241	$5,325
Cash received for interest	$119,480	$240,393

20.	SEGMENT REPORTING

Operating segments comprised of the components of an entity in which separate information is available for evaluation by the Company’s chief operating decision maker, or group of decision makers, in determining how to allocate resources in evaluating performance.

The Company consists of a single reporting segment providing Software as a Service, which includes proof of concept and software implementation services.

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The accounting policies of the services segment are as described in the summary of significant accounting policies. The CODM evaluates the performance of the services segment based on the Company’s net income (loss) as reported in the Statements of Operations.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

20.	SEGMENT REPORTING (continued)

The CODM reviews performance based on gross profit, operating profit, and net earnings. Operating profit is reviewed to monitor the operating and administrative expenses of the Company. The Company does not have any operations or sources of revenue outside of the United States. Accordingly, the CODM considers the revenue, operating expenses, and other income (expenses) of our single operating segment as reported on the statement of operations and considers our current and total assets as recorded on the balance sheet. There are no additional expense or asset information that are supplemental to those disclosed in these consolidated financial statements that are regularly provided to the CODM.

21.	OTHER INCOME

Other income consisted of the following:

	2025	2024
Interest earned	$119,480	$240,293
R&D tax credits	33,933	-
Credit card reward cash back	60,000	-
	$213,413	$240,293

22.	PROVISION FOR LEGAL CLAIM

On July 13, 2022, David Thomson, a former independent contractor, filed a lawsuit against VTU, Cyberlab LLC, and two directors/officers of the Company in Los Angeles Superior Court. The claim alleged violations of various sections of the California Corporations code, breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. Plaintiff claimed as much as $5,000,000 in damages, subject to proof.

On September 1, 2022, the Company filed an answer denying any wrongdoing, and also made its own counterclaim against Mr. Thomson. The cross-claims against David Thomson included: (i) misappropriation of trade secrets; (ii) breach of contract; (iii) violation of the California Computer Data Access and Fraud Act (“CDAFA”); and (iv) violation of the Economic Espionage Act, along with three additional cross-claims (alleging violation of the Computer Fraud and Abuse Act, conversion, violation of the Stored Communications Act, respectively) that were subsequently dismissed by the Court. The Company, for its part, sought to recover both compensatory and punitive damages from Mr. Thomson, as well as restitution of any ill-gotten gains and an award of reasonable attorneys’ fees.

The arbitration was conducted for a total of 13 days over a period from February 5 through April 3, 2024, via a single arbitrator at the American Arbitration Association. The CDAFA claim was dismissed by the Arbitrator, but the claims for trade secret misappropriation, breach of contract and unjust enrichment were allowed to move forward.

A final arbitration award was issued on May 17, 2024. It imposed liability against: (i) Verses Technologies USA, Inc. (VTU), a subsidiary of the Company, jointly and severally with Cyberlab, LLC (a company owned by the Company’s president, Dan Mapes), in the amount of $6,307,258, inclusive of interest; and (ii) Cyberlab, VTU and its principals, Gabriel René and Daniel Mapes, jointly and severally, for damages in the amount of $1,900,000, interest of $709,973, costs of $64,303 and the fees of plaintiff’s counsel totaling $920,231. To resolve their part of joint and several liability, Mr. René and Mr. Mapes are working toward satisfying the portion of the award that applies to them as individuals, including $1,666,000 proceeds from insurance. The remaining liability belongs to VTU, a subsidiary of the Company. Initial good faith payments of $1,791,000 have been made to the claimant. However, the likelihood of a favourable or unfavourable outcome, or an estimate of the amount or range of potential loss, which is isolated to VTU and Cyberlab, is not reasonably foreseeable at this time.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

22.	PROVISION FOR LEGAL CLAIM (continued)

On January 24, 2025, Mr. Thompson filed a Petition to Confirm the Arbitration Award with the Los Angeles Superior Court. This is a necessary “first step” that must be undertaken before an arbitration award can be converted into an enforceable judgment. A hearing on the Petition is currently set for April 29, 2025. On May 8, 2025, the Petition was confirmed for the amounts listed below, including interest from the date of the Arbitration Award. Settlement discussions are ongoing.

Arbitration award amount	9,921,298
Payments in the year	(1,791,000)
Interest	817,787
Balance, end of the year	8,948,085

23.	PROVISION FOR LOSSES ON RELATED PARTY TRANSACTIONS

Included in provision for losses on related party transactions in the year ended March 31, 2025 $479,808 (in the years ended March 31, 2024 - $1,872,334) are amounts due from companies controlled by key management personnel, Cyberlab LLC (“Cyberlab”), and the Spatial Web Foundation (“SWF”), an entity associated with the Company’s founders.

The related expenses arose primarily from payments made by the Company on behalf of these related parties to third-party vendors.

Cyberlab

The expenses are mostly related to legal defense shared costs incurred in connection with the David Thomson litigation in which both the Company and Cyberlab were joint defendants. Under an internal arrangement, the Company paid for 100% of these legal costs, with the expectation of future reimbursement.

●	Total payments made on behalf of Cyberlab amounted to $263,954 in the year ended March 31, 2025 (in the years ended March 31, 2024 – $954,150). The Company continues to pursue recovery of this amount through anticipated revenue that Cyberlab expects to generate from the commercialization of spatial domain royalties. The receivable from Cyberlab is unsecured, non-interest bearing, and its collection is subject to significant uncertainty.

SWF

The expenses are primarily related to professional services, consulting fees, and costs associated with the development and establishment of spatial web protocols and technical standards, including support for IEEE Standards Organization (“IEEE”) working group initiatives.

●	Total payments made on behalf of SWF totaled $215,854 as of March 31, 2025 (in the years ended March 31, 2024 – $918,184). The Company continues to pursue recovery of this amount through anticipated revenue that SWF expects the Company to receive as the preferred registrar of the special web domains. The receivable from SWF is unsecured, non-interest bearing, and its collection is subject to significant uncertainty.

No significan direct cash transfers were made to the individuals controlling these entities; rather, the amounts represent vendor payments made through the Company’s normal accounts payable processes, with appropriate invoice review and approval by management.

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

23.	PROVISION FOR LOSSES ON RELATED PARTY TRANSACTIONS (continued)

Initially, it was anticipated that the amounts advanced would be repaid through revenues generated by the related parties from future commercial activities. However, management performed a credit risk assessment in accordance with the current expected credit loss. The assessment considered factors such as the financial condition of the related parties, the speculative nature of their anticipated revenues, the aging of the receivables, and the lack of enforceable repayment mechanisms.

Although these amounts are expected to be settled through future service agreements, management performed a credit assessment in accordance with the current expected credit loss (“CECL”) model under ASC 326. Based on this assessment, management determined that there is significant uncertainty regarding the timing and collectability of these receivables. As of March 31, 2025, management concluded that full repayment is not probable within a reasonable timeframe.

The decision to establish a full allowance represents a change in accounting estimate as defined under ASC 250, Accounting Changes and Error Corrections. A change in accounting estimate results from new information or new developments and, in accordance with U.S. GAAP, is accounted for prospectively in the period of change and future periods, if applicable. This treatment does not require restatement of prior periods.

24.	INCOME TAXES

As of March 31, 2025, the Company had estimated non-capital loss (“NCL”) for US Federal income tax purposes of $72,000,000 (2024 - $45,682,000), NCL for Canadian income tax purposes of $25,418,000 (2024 - $13,696,000, and NCL for Netherlands income tax purposes of $520,000 (2024 - $416,000). These losses may be carried forward to reduce taxable income derived in future years and have expiry dates starting in 2040. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Tax attributes are subject to review, and potential adjustment, by tax authorities.

The provision for Federal income tax consists of the following for the years ended March 31, 2025 and 2024:

	2025	2024
Federal Income tax benefits attributed to :
Current operations:	$10,299,000	$12,583,000
Less: valuation allowance	(10,299,000)	(12,580,487)
Net provision for federal income taxes	$-	$2,513

The cumulative tax effect at the expected rate of 27% (2024 - 27%) of significant items comprising our net deferred tax amount is as follows at March 31, 2025 and 2024:

	2025	2024
Deferred tax asset attributable to:
Net operating loss carryover	$26,444,000	$16,145,000
Less: valuation allowance	(26,444,000)	(16,145,000)
Net deferred tax asset	$-	$-

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VERSES AI INC.

Notes to the Consolidated Financial Statements

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

24.	INCOME TAXES (continued)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $97,938,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

25.	SUBSEQUENT EVENTS

On April 28, 2025, the Company announced the closing of securities offering in Canada under the base shelf prospectus (the “Offering”). Pursuant to the Offering, the Company raised gross proceeds of approximately US$7.9 million (CAD$11.0 million) by issuing 916,666 Units of the Company (the “Units”) at a price of US$8.64 (CAD$12.00) per Unit.

Each Unit is comprised of one Class A Subordinate Voting Share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole Share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of US$10.80 (CAD$15.00) per Warrant Share at any time until the date that is 36-month from the date of issuance, subject to adjustment in certain events.

The Offering was completed pursuant to an agency agreement dated April 23, 2025 between the Company, A.G.P. Canada Investments ULC, Clear Street LLC and A.G.P./Alliance Global Partners.

In connection with the Offering, the Company agreed to pay the agents up to a cash commission equal to 7% of the gross proceeds of the Offering and agreed to issue to the agents up to such number of compensation warrants as is equal to an aggregate of 3.5% of the number of Units sold pursuant to the Offering (the “Compensation Warrants”). Each Compensation Warrant is exercisable into a Share at an exercise price of US$8.64 (CAD$12.00) per Share until the date that is 36 months after the date of issuance. The cash commission and the number of Compensation Warrants was reduced to 2.0% in respect to the portion of aggregate gross proceeds of the Offering attributable to subscribers identified by the Company.

The Offering was completed in Canada pursuant to a prospectus supplement dated April 25, 2025 (the “Supplement”) to the Company’s base shelf prospectus receipted on September 26, 2024 (the “Base Shelf Prospectus”).

On May 25, 2025, the Company granted 33,334 Option Shares and 33,333 RSUs to consultants of the Company.

-	33,334 Stock Options at an exercise price of CAD$12.57 ($8.74 at balance sheet rate), vesting on the grant date.
-	33,333 RSUs, vesting on July 1, 2025.

On June 20, 2025, the Company announced the consolidation of all of its issued and outstanding Class A Subordinate Voting Shares on the basis of one (1) post-consolidated Subordinate Voting Share for every three (3) pre-consolidated Subordinate Voting Shares held.

43